UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     March 21, 2006 (March 15, 2006)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On March 15, 2006, Brown-Forman Corporation (the "Company") entered into a definitive asset purchase agreement with Chatam International Incorporated ("Chatam"), Charles Jacquin et Cie, Inc. ("Charles Jacquin") and N.J. "Sky" Cooper, John A. Cooper and Robert J. Cooper. Concurrently, the Company also entered into a related definitive stock purchase agreement with Chatam, Charles Jacquin, Chambord et. Cie SARL, R&J Liqueurs EURL and those same individuals. These agreements provide for the purchase of the Chambord brand and related assets, including an entity that will hold and operate the Chambord business in France, for an aggregate purchase price of $255 million in cash plus the assumption of selected liabilities, with the cash consideration subject to adjustment as described below.

The proposed acquisition, which is expected to close in the Company's first quarter of the fiscal year ending April 30, 2007, is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of other regulatory approvals and licenses and the consummation of the contribution of the Chambord business in France to the entity that the Company will acquire under the stock purchase agreement. The definitive agreements include customary representations, warranties, covenants and mutual indemnification obligations, including an escrow for the benefit of the Company of $50 million of the aggregate purchase price for an eighteen-month period after the closing of the acquisition. In addition, the definitive agreements may be terminated upon the occurrence of certain events, including the failure to consummate the proposed acquisition by September 30, 2006 subject to certain conditions. The aggregate purchase price is subject to adjustment in several circumstances. Under the asset purchase agreement, the consideration payable will be adjusted based on the closing inventory included in the purchased assets. Under the stock purchase agreement, the consideration payable will be adjusted based on the closing working capital and net debt levels of the company to be acquired.

The proposed acquisition is anticipated to be financed using available cash and borrowings under the Company's credit facility with its senior lenders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   March 21, 2006                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary